UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 15, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, Greg Foss was appointed to the Board of Directors.  Mr. Foss has previously purchased 700,000 shares of stock from the company for a total purchase price of $260,000.  Mr. Foss has lent the Company $170,000.  Other than as described herein, there have been no other transactions between Mr. Foss and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between the Mr. Foss and any officer or director of the Company.

Following is a brief description of Mr. Foss’s business experience:

Greg Foss

Mr. Foss is a Director, 3iQ Corp. 3iQ is an investment manager that promotes emerging strategies and managers focusing on disruptive technologies. The company has an interest in Bitcoin and blockchain mandates.  Mr. Foss is a Director, Britnell Ventures, Inc.  Britnell invests in e-commerce startups. To date, it has funded three ventures: booksforbusiness.com, healthwick.ca, and charge-more.com.  Mr. Foss is a Director, Ye Olde Orchard Pub Group, which is currently a partner in seven Montreal area pubs.  From 2013-2015, Mr. Foss was a Senior Portfolio Manager – Credit Strategies for Fiera Quantum. Fiera Quantum is the Alternative Investment Strategies arm of Fiera Capital, a Canadian based investment manager with over C$88 billion in AUM. Fiera Quantum purchased the assets of the Diversified Alpha Fund and the Canadian Restructured ABCP Funds from GMPIM.

SIGNATURES

Dated: November 20, 2017	DIGITALTOWN, INC By: __/s/ Robert Monster____ Robert W. Monster, CEO